INDEPENDENT AUDITORS' CONSENT


Seneca Funds

We consent to the use in Post-Effective Amendment No. 4, to Registration Statement No. 33-65137 of our report dated November 5, 1997 incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also are a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Kansas City, Missouri
January 26, 1998